EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 13, 2002 relating to the financial statements and financial statement schedules, which appear in Ebiz Enterprises, Inc. Annual Report on Form 10-KSB for the year ended June 30, 2002, filed with the Securities and Exchange Commission on October 15, 2002.


SEMPLE & COOPER LLP

Phoenix, Arizona
February 4, 2003